Exhibit 99

For additional information, contact:
T. Heath Fountain
Senior Vice President and
Chief Financial Officer
(229) 878-2055

HERITAGE FINANCIAL GROUP, INC. REPORTS FIRST QUARTER NET INCOME
OF $1.2 MILLION OR $0.15 PER DILUTED SHARE

ALBANY, Ga. (May 9, 2011) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced higher earnings for the first quarter ended March 31, 2011, compared with the year-earlier quarter.

The Company's net income for the first quarter of 2011 totaled $1.2 million or $0.15 per diluted share versus $798,000 or $0.09 per diluted share in the first quarter of 2010, as adjusted to reflect the exchange ratio.  The Company's results for the first quarter ended March 31, 2011, included a pre-tax bargain purchase gain of $2.3 million related to the acquisition of Citizens Bank of Effingham (Citizens) in an FDIC-assisted transaction on February 18, 2011.  Excluding the bargain purchase gain net of tax, the Company incurred a net loss of $186,000 or $0.02 per diluted share for the first quarter of 2011 (see reconciliation of net income and net income per diluted share to these non-GAAP amounts later in this release).

Several additional items affected the Company's first quarter performance, including a shift from gains to losses on sales and write-downs of other real estate owned (OREO).  In the current-year period, those losses and write-downs totaled $402,000 versus gains of $231,000 in the year-earlier period.  The Company also incurred conversion costs of approximately $283,000 in the first quarter of 2011 related to the Citizens transaction, as well as approximately $107,000 in outside professional fees related to expansion and integration efforts, with no comparable amounts for such expenses in the same quarter last year.

Commenting on the results, Leonard Dorminey, President and Chief Executive Officer of Heritage Financial Group, Inc., said, "During the first quarter of 2011, we continued to expand our brand and branch footprint, seizing another attractive opportunity to deploy our capital and position the Company for future growth.  In February, we completed our second FDIC-assisted transaction, acquiring Citizens Bank of Effingham, a full-service bank based in Springfield, Georgia.  In this whole-bank purchase, we assumed approximately $206 million in deposits, acquired $139 million in loans, and purchased virtually all of its remaining assets.  We also entered into a loss-share agreement with the FDIC that will reimburse us for 80% of the losses on Citizens' covered loans and other real estate owned.

"In addition to acquisition growth, we also continued to experience organic growth in most of our markets, as we continued to build on our recent entry into several attractive markets, like Valdosta and Statesboro," Dorminey continued.  "We were excited to find concurrent opportunities to expand our mortgage lending operations in the first quarter as we leveraged our mortgage production to create a true secondary market mortgage program with in-house underwriting.  Extending these capabilities to Statesboro, Valdosta and McDonough, Georgia, in the first quarter, we recently have added six new originators and opened mortgage loan production offices in Warner Robins, LaGrange and Gainesville, Georgia.

-MORE-

HBOS Reports First Quarter 2011 Results

May 9, 2011

"Clearly, our expansion activities have necessitated additional staffing to support our growing infrastructure, and we continue to incur some transitional costs with duplicate back office systems and operations," Dorminey added.  "Still, we believe the steps we have taken to expand our footprint and enhance our services will prove to be strategically important to our long-term growth, and we are excited about the opportunities we see for building greater returns on the investments we have made in this regard and the prospects that should continue to arise considering the current banking climate."

In the first quarter of 2011, the Company continued to post loan and deposit growth, with both increasing on a linked-quarter basis and rising significantly compared with the year-earlier quarter.  The Company has continued to experience organic growth in all of its markets except Ocala, which has been disproportionately affected by the real estate downturn and higher unemployment.  Still, bank acquisitions, including the Company's second whole-bank acquisition in February 2011, accounted for much of the growth in loans and deposits over the past 12 months.   At March 31, 2011, the Company's loan portfolio totaled $496.1 million, including $62.4 million of loans covered by an FDIC loss-share agreement, up 45% from $342.5 million at March 31, 2010.  Total deposits stood at $731.1 million at the end of the first quarter of 2011, up 71% from $428.4 million at the end of the year-earlier quarter.

The Company's total risk-based capital ratio at March 31, 2011, was 24.5%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution.  This reflected, in part, the Company's second-step conversion and offering that was completed in November 2010, raising net proceeds of $61.4 million.  The ratio of tangible common equity to total tangible assets was 12.3% as of March 31, 2011.

Net interest income for the first quarter increased 37% to $6.0 million from $4.4 million in the year-earlier quarter, primarily reflecting an increase in interest-earning assets related to both acquisitions and organic in-market growth.  The Company's net interest margin for the first quarter of 2011 declined 46 basis points to 3.42% on a linked-quarter basis from 3.88% in the fourth quarter of 2010 and 26 basis points from 3.68% in the year-earlier period, reflecting excess liquidity related to the Company's capital raise in the fourth quarter of 2010, as that capital is currently deployed in lower-yielding investments.

Total nonperforming loans, excluding loans acquired in FDIC-assisted acquisitions, were $11.1 million at March 31, 2011, up from $9.9 million at December 31, 2010.  OREO and repossessed assets, excluding assets acquired in FDIC-assisted acquisitions, were $3.2 million at March 31, 2011, down from $3.7 million at December 31, 2010.  Nonperforming loans to total loans, excluding loans acquired in FDIC-assisted acquisitions, increased during the first quarter versus the fourth quarter of 2010, up to 2.74% as of March 31, 2011, versus 2.50% as of December 31, 2010. Net charge-offs to average outstanding loans, excluding loans acquired in FDIC-assisted acquisitions, on an annualized basis, were 2.80% for the first quarter of 2011 versus 1.84% for the fourth quarter of 2010 and 0.62% in the year-earlier period.    Management believes that nonperforming assets and net charge-offs will likely remain at elevated levels, at least in the near term, because of the continued weakness in the local economy.

-MORE-

HBOS Reports First Quarter 2011 Results

May 9, 2011

On a linked-quarter basis, the provision for loan losses declined to $600,000 for the first quarter of 2011 from $3.4 million in the fourth quarter of 2010, but was up from $500,000 in the year-earlier quarter.  At March 31, 2011, the allowance for loan losses represented 1.51% of total loans outstanding, excluding loans acquired in FDIC-assisted acquisitions, versus 2.04% at December 31, 2010.   The decrease relates primarily to the charge-off of $2.0 million on a $3.9 million relationship during the first quarter of 2011.  This relationship, secured primarily by residential rental property in Southwest Georgia, has been criticized for the last four quarters and is a troubled debt restructuring.  The charge-off did not affect the provision for loan losses because it was fully reserved in previous quarters.

Noninterest income for the first quarter of 2011, excluding the aforementioned bargain purchase gain, increased 38% to $2.5 million from $1.8 million in the prior-year quarter.  This increase reflected higher service charges, fees and commissions from an expanded branch network, as well as increased brokerage and mortgage origination fees.  Noninterest expense for the first quarter of 2011 increased 78% to $8.4 million from $4.7 million in the first quarter of 2010, primarily because of higher salaries and employee benefits related to the acquisition or opening of 10 branches over the past 12 months as well as the expansion of the Company's mortgage lending operations.  A swing to losses and write-downs on OREO, compared with gains in the same quarter a year-earlier, increased conversion and conversion-related consulting costs, and temporary inefficiencies associated with operating multiple core systems also contributed to the higher amount of noninterest expense in the first quarter of 2011.  The Company's efficiency ratio was 77.2% for the first quarter ended March 31, 2011 (98.3% excluding the bargain purchase gain), versus 75.6% for the year-earlier period.

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia and North Central Florida through 20 full-service branch locations and five mortgage production offices.  As of March 31, 2011, the Company reported total assets of approximately $952 million and total stockholders' equity of approximately $121 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com and see Investor Relations under About Us.

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and include this statement for purposes of these safe harbor provisions.  Further information concerning the Company and its business, including additional factors that could materially affect our financial results, is included in our other filings with the SEC.

-MORE-

HBOS Reports First Quarter 2011 Results

May 9, 2011

HERITAGE FINANCIAL GROUP, INC.
Unaudited Reconciliation of Net Income to Adjusted Net Income
 (In thousands, except per share amounts)

	First Quarter Ended March 31,
	2011	2010
Total noninterest income	$4,841	$1,812
Bargain purchase gain	(2,334)	--
Adjusted noninterest income	$2,507	$1,812

Net income as reported	$1,215	$798
Bargain purchase gain, net of tax	(1,401)	--
Adjusted net income (loss)	$(186)	$798

Diluted earnings per share1	$0.15	$0.09
Bargain purchase gain, net of tax	(0.17)	--
Adjusted diluted earnings (loss) per share1	$(0.02)	$0.09

Net Income (Loss) and Diluted Earnings (Loss) Per Share are presented in accordance with Generally Accepted Accounting Principles (GAAP).  Adjusted Noninterest Income, Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

HERITAGE FINANCIAL GROUP, INC.
Reconciliation of Stockholders' Equity and Total Assets to Tangible Common Equity
and Tangible Assets, Including Calculation of Tangible Common Equity Ratio (Unaudited)
(Dollars in thousands)

	March 31, 2011	Dec. 31, 2010	March 31, 2010
Total stockholders' equity	$121,331	$119,340	$61,615
Less intangible assets	4,713	2,912	1,540
Tangible common equity	$116,618	$116,428	$60,075

Total assets	$951,918	$755,436	$574,363
Less intangible assets	4,713	2,912	1,540
Tangible assets	$947,205	$752,524	$572,823

Total stockholders' equity to total assets	12.8%	15.8%	10.7%
Tangible common equity to tangible assets	12.3%	15.5%	10.5%

Total Stockholders' Equity and Total Assets are presented in accordance with Generally Accepted Accounting Principles (GAAP).  Tangible Common Equity and Tangible Assets are non-GAAP financial measures.  The Company provides these balances and resulting Tangible Common Equity Ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

-MORE-

HBOS Reports First Quarter 2011 Results

May 9, 2011
HERITAGE FINANCIAL GROUP, INC.
Unaudited Financial Highlights
(In thousands, except per share amounts)

	First Quarter Ended March 31,
	2011	2010
Interest income	$8,624	$6,447
Interest expense	2,591	2,037
Net interest income	6,033	4,410
Provision for loan losses	600	500
Net interest income after provision for loan losses	5,433	3,910
Noninterest income	4,841	1,812
Noninterest expense	8,398	4,705
Income before income taxes	1,876	1,017
Income tax expense	661	219
Net income	$1,215	$798
Net income per share:
Basic*	$0.15	$0.09
Diluted*	$0.15	$0.09
Weighted average shares outstanding:
Basic	8,186	8,445
Diluted	8,187	8,445
Dividends declared per share*	$0.03	$0.11

	March 31, 2011	Dec. 31, 2010	March 31, 2010
Total assets	$951,918	$755,436	$574,363
Cash and cash equivalents	64,580	28,803	24,414
Interest-bearing deposits in banks	21,800	10,911	26,988
Securities available for sale	220,803	238,377	115,552
Loans	496,067	418,997	342,495
Allowance for loan losses	6,138	8,101	5,816
Total deposits	731,088	534,243	428,403
Federal Home Loan Bank advances	60,000	62,500	42,500
Stockholders' equity	121,331	119,340	61,615

*
Prior-period share and per share data have been adjusted throughout this press release to reflect the 0.8377:1 conversion ratio used in conjunction with the completion of the Company's second-step offering on November 30, 2010.

-MORE-

Heritage Financial Group, Inc.	Page 1 of 6
First Quarter 2011 Earnings Release Supplement
(Dollars in thousands)

	For the three months Ended
	March 31,
	2011	2010
Income Statement Data
Interest income
Loans	$7,145	$5,320
Loans held for sale	8	-
Securities - taxable	1,207	776
Securities - nontaxable	211	298
Federal funds sold	13	9
Interest bearing deposits in banks	40	44
Total interest income	8,624	6,447
Interest expense
Deposits	1,848	1,524
Other borrowings	743	513
Total interest expense	2,591	2,037
Net interest income	6,033	4,410
Provision for loan losses	600	500
Net interest income after provision for loan losses	5,433	3,910
Non-interest income
Service charges on deposit accounts	1,051	824
Other service charges, fees & commissions	660	403
Brokerage fees	354	222
Mortgage origination fees	268	38
Bank owned life insurance	145	152
Gain on sale of securities	-	152
Bargain purchase gain	2,334	-
Other	29	21
Total non-interest income	4,841	1,812
Non-interest expense
Salaries and employee benefits	4,328	2,565
Equipment	351	255
Occupancy	445	306
Advertising & marketing	164	120
Legal & accounting	210	149
Consulting & other professional fees	179	71
Director fees & retirement	227	139
Telecommunications	145	69
Supplies	95	58
Data processing fees	518	481
(Gain) loss on sale and write-downs of other real estate owned	402	(231)
Foreclosed asset expenses	170	171
FDIC insurance and other regulatory fees	293	170
Other operating	871	382
Total non-interest expense	8,398	4,705
Income before taxes	1,876	1,017
Applicable income tax	661	219
Net income	$1,215	$798

Weighted average shares - basic	8,186	8,445
Weighted average shares - diluted	8,187	8,445

Basic earnings per share	$0.15	$0.09
Diluted earnings per share	0.15	0.09
Cash dividend declared per share	0.03	0.11

Heritage Financial Group, Inc.	Page 2 of 6
First Quarter 2011 Earnings Release Supplement
(Dollars in thousands)

	For the three months Ended
	March 31,
	2011	2010
Balance Sheet Data (at period end)
Total loans	$496,067	$342,495
Loans held for sale	2,642	-
Covered Loans	62,372	-
Allowance for loan losses	6,138	5,816
Total foreclosed assets	10,577	3,568
Covered other real estate owned	7,361	-
FDIC Loss-Share Receivable	58,174	-
Intangible assets	4,713	1,540
Total assets	951,918	574,363
Non-interest bearing deposits	63,134	28,375
Interest bearing deposits	667,954	400,028
Federal home loan bank advances	60,000	42,500
Federal funds purchased and securities sold under agreement to repurchase	31,509	32,778
Stockholders' equity	121,331	61,615

Total shares outstanding	8,713	9,595
Less treasury shares	-	884
Net shares outstanding	8,713	8,711

Shares held by Heritage, MHC	-	6,592
Unearned ESOP shares	479	194

Book value per share	$14.74	$7.23
Tangible book value per share (non-GAAP)	14.16	7.05
Market value per share	12.73	14.42

	For the three months Ended
	March 31,
	2011	2010
Average Balance Sheet Data
Average interest bearing deposits in banks	$16,150	$33,419
Average federal funds sold	24,111	14,002
Average investment securities	228,530	118,294
Average loans	456,851	336,801
Average mortgage loans held for sale	737	-
Average FDIC Loss-Share Receivable	58,174	-
Average earning assets	725,642	502,516
Average assets	858,398	569,898
Average noninterest bearing deposits	52,414	29,171
Average interest bearing deposits	586,129	395,033
Average total deposits	638,543	424,204
Average federal funds purchased and securities sold under agreement to repurchase	31,568	33,048
Average Federal Home Loan Bank advances	61,749	42,500
Average interest bearing liabilities	679,446	470,581
Average stockholders' equity	120,248	61,145

Performance Ratios
Annualized return on average assets	0.57%	0.56%
Annualized return on average equity	4.04%	5.22%
Net interest margin	3.42%	3.68%
Net interest spread	3.32%	3.57%
Efficiency ratio	77.23%	75.62%

Capital Ratios
Average stockholders' equity to average assets	14.0%	10.7%
Tangible equity to tangible assets (non-GAAP)	12.3%	10.5%
Tier 1 leverage ratio	13.4%	10.2%
Tier 1 risk-based capital ratio	23.3%	15.4%
Total risk-based capital ratio	24.5%	16.6%

Other Information
Full-time equivalent employees	273	139
Number of full-service offices	20	10
Mortgage loan production offices	2	-

Heritage Financial Group, Inc.	Page 3 of 6
First Quarter 2011 Earnings Release Supplement
(Dollars in thousands)

	Five Quarter Comparison
	3/31/10	6/30/10	9/30/10	12/31/10	3/31/11
Income Statement Data
Interest income
Loans	$5,320	$5,763	$6,136	$6,584	$7,145
Loans held for sale	-	-	6	4	8
Securities - taxable	776	790	1,006	923	1,207
Securities - nontaxable	298	239	212	211	211
Federal funds sold	9	18	11	7	13
Interest bearing deposits in banks	44	45	25	15	40
Total interest income	6,447	6,855	7,396	7,740	8,624
Interest expense
Deposits	1,524	1,512	1,631	1,092	1,848
Other borrowings	513	647	659	695	743
Total interest expense	2,037	2,159	2,290	1,787	2,591
Net interest income	4,410	4,696	5,106	5,953	6,033
Provision for loan losses	500	650	950	3,400	600
Net interest income after provision for loan losses	3,910	4,046	4,156	2,553	5,433
Non-interest income
Service charges on deposit accounts	824	982	1,112	1,194	1,051
Other service charges, fees & commissions	403	466	643	553	660
Brokerage fees	222	257	253	337	354
Mortgage origination fees	38	71	227	270	268
Bank owned life insurance	152	154	153	151	145
Life insurance proceeds	-	-	-	916	-
Gain on sale of securities	152	8	71	63	-
Bargain purchase gain	-	-	-	2,722	2,334
Other	21	17	19	32	29
Total non-interest income	1,812	1,955	2,478	6,238	4,841
Non-interest expense
Salaries and employee benefits	2,565	2,974	3,446	3,691	4,328
Equipment	255	252	304	320	351
Occupancy	306	329	424	452	445
Advertising & marketing	120	124	166	183	164
Legal & accounting	149	179	112	176	210
Consulting & other professional fees	71	66	71	156	179
Director fees & retirement	139	139	142	144	227
Telecommunications	69	103	132	213	145
Supplies	58	96	98	99	95
Data processing fees	481	511	604	594	518
(Gain) loss on sale and write-downs of other real estate owned	(231)	(112)	-	326	402
Foreclosed asset expenses	171	427	181	234	170
FDIC insurance and other regulatory fees	170	228	283	242	293
Impairment loss on premises held for sale	-	-	-	-	-
Impairment loss on intangible assets	-	-	1,000	-	-
Other operating	382	710	816	710	871
Total non-interest expense	4,705	6,026	7,779	7,540	8,398
Income (loss) before taxes	1,017	(25)	(1,145)	1,251	1,876
Applicable income tax (benefit)	219	(153)	(702)	329	661
Net income (loss)	$798	$128	$(443)	$922	$1,215

Weighted average shares - basic	8,445	8,469	8,493	8,485	8,186
Weighted average shares - diluted	8,445	8,471	8,495	8,486	8,187

Basic earnings (loss) per share	$0.09	$0.02	$(0.05)	$0.11	$0.15
Diluted earnings (loss) per share	0.09	0.02	(0.05)	0.11	0.15
Cash dividend declared per share	0.11	0.11	0.11	0.11	0.03

Heritage Financial Group, Inc.	Page 4 of 6
First Quarter 2011 Earnings Release Supplement
(Dollars in thousands)

	Five Quarter Comparison
	3/31/10	6/30/10	9/30/10	12/31/10	3/31/11
Balance Sheet Data (at period end)
Total loans	$342,495	$388,737	$413,980	$418,997	$496,067
Loans held for sale	-	448	700	225	2,642
Covered Loans	-	-	-	-	62,372
Allowance for loan losses	5,816	6,027	6,534	8,101	6,138
Total foreclosed assets	3,568	3,019	2,787	3,689	10,577
Covered other real estate owned	-	-	-	-	7,361
FDIC Loss-Share Receivable	-	-	-	-	58,174
Intangible assets	1,540	2,604	1,489	2,912	4,713
Total assets	574,363	661,876	683,324	755,436	951,918
Non-interest bearing deposits	28,375	46,221	48,014	44,769	63,134
Interest bearing deposits	400,028	469,491	487,378	489,474	667,954
Federal home loan bank advances	42,500	42,500	42,500	62,500	60,000
Federal funds purchased and securities sold under agreement to repurchase	32,778	33,954	35,092	32,421	31,509
Stockholders' equity	61,615	62,359	63,085	119,340	121,331

Total shares outstanding	9,595	9,595	9,595	8,711	8,713
Less treasury shares	884	885	885	-	-
Net shares outstanding	8,711	8,710	8,710	8,711	8,713

Unearned ESOP shares	194	184	175	492	479

Book value per share	$7.23	$7.31	$7.39	$14.52	$14.74
Tangible book value per share (non-GAAP)	7.05	7.01	7.22	14.17	14.16
Market value per share	14.42	12.92	10.05	12.42	12.73

	Five Quarter Comparison
	3/31/10	6/30/10	9/30/10	12/31/10	3/31/11
Average Balance Sheet Data
Average interest bearing deposits in banks	$33,419	$37,193	$31,130	$10,910	$16,150
Average federal funds sold	14,002	20,693	19,569	11,181	24,111
Average investment securities	117,578	115,370	129,841	179,682	228,530
Average loans	336,801	350,438	366,091	419,572	456,851
Average FDIC Loss-Share Receivable	-	-	-	-	58,174
Average earning assets	501,800	523,694	546,631	621,345	725,642
Average assets	569,898	593,696	621,386	712,689	858,398
Average noninterest bearing deposits	29,171	33,957	38,724	49,612	52,414
Average interest bearing deposits	395,033	413,008	435,600	491,903	586,129
Average total deposits	424,204	446,965	474,324	541,515	638,543
Average federal funds purchased and securities sold under agreement to repurchase	33,048	33,273	33,718	35,234	31,568
Average Federal Home Loan Bank advances	42,500	42,500	42,500	44,435	61,749
Average interest bearing liabilities	470,581	488,781	511,818	571,572	679,446
Average stockholders' equity	61,145	61,699	62,126	83,154	120,248

Performance Ratios
Annualized return on average assets	0.56%	0.62%	-0.29%	0.52%	0.57%
Annualized return on average equity	5.22%	6.00%	-2.85%	4.44%	4.04%
Net interest margin	3.68%	3.61%	3.57%	3.88%	3.42%
Net interest spread	3.57%	3.50%	3.46%	3.78%	3.32%
Efficiency ratio	75.62%	83.36%	102.57%	61.85%	77.23%

Capital Ratios
Average stockholders' equity to average assets	10.7%	10.4%	10.0%	11.7%	14.0%
Tangible equity to tangible assets (non-GAAP)	10.5%	9.2%	9.0%	15.5%	12.3%
Tier 1 leverage ratio	9.3%	9.3%	8.7%	16.1%	13.4%
Tier 1 risk-based capital ratio	14.0%	14.0%	13.4%	25.1%	23.3%
Total risk-based capital ratio	15.3%	15.3%	14.7%	26.4%	24.5%

Other Information
Full-time equivalent employees	139	194	206	217	273
Number of full-service offices	10	16	16	16	20
Mortgage loan production offices	-	-	-	-	2

Heritage Financial Group, Inc.	Page 5 of 6
First Quarter 2011 Earnings Release Supplement
(Dollars in thousands)

	For the three months Ended
	March 31,
	3/31/11	3/31/10
Loans by Type
Construction and land loans	$27,580	$22,274
Farmland loans	13,707	12,766
Permanent 1 - 4	129,371	87,301
Permanent 1 - 4 - junior liens and revolving	25,642	24,513
Multifamily	12,110	10,242
Nonresidential	119,325	80,935
Commercial business loans	52,662	44,382
Consumer and other loans	25,046	34,689
	405,443	317,102
Loans acquired through FDIC assisted acquisitions:
Non Covered Loans	28,252	25,393
Covered Loans	62,372	-
	496,067	342,495

Asset Quality Data (excluding Loans acquired through FDIC assisted acquisitions):
Allowance for loan losses to total loans	1.51%	1.83%
Allowance for loan losses to average loans	1.59%	1.87%
Allowance for loan losses to non-performing loans	55.30%	89.23%
Accruing past due loans	$1,350	$1,810
Nonaccrual loans	11,100	6,518
Loans - 90 days past due & still accruing	-	-
Total non-performing loans	11,100	6,518
OREO and repossessed assets	3,215	3,567
Total non-performing assets	14,315	10,085
Non-performing loans to total loans	2.74%	2.06%
Non-performing assets to total assets	1.66%	1.84%
Net charge-offs to average loans (annualized)	2.80%	0.62%
Net charge-offs	$2,563	$744

Heritage Financial Group, Inc.	Page 6 of 6
First Quarter 2011 Earnings Release Supplement
(Dollars in thousands)

	Five Quarter Comparison
	3/31/10	6/30/10	9/30/10	12/31/10	3/31/11
Loans by Type
Construction and land loans	$22,274	$23,637	$24,263	$17,547	$27,580
Farmland loans	12,766	14,702	14,658	19,314	13,707
Permanent 1 - 4	87,301	110,325	123,275	131,293	129,371
Permanent 1 - 4 - junior liens and revolving	24,513	27,178	26,922	26,091	25,642
Multifamily	10,242	12,601	13,737	13,598	12,110
Nonresidential	80,935	98,353	108,440	110,079	119,325
Commercial business loans	44,382	46,603	50,230	52,589	52,662
Consumer and other loans	34,689	32,684	31,168	27,115	25,046
	317,102	366,083	392,693	397,626	405,443

Loans acquired through FDIC assisted acquisitions:
Non Covered	25,393	22,654	21,287	21,371	28,252
Covered Loans	-	-	-	-	62,372
	342,495	388,737	413,980	418,997	496,067

Asset Quality Data (excluding Loans acquired through FDIC assisted acquisitions):
Allowance for loan losses to total loans	1.83%	1.65%	1.66%	2.04%	1.51%
Allowance for loan losses to average loans	1.87%	1.77%	1.74%	2.03%	1.59%
Allowance for loan losses to non-performing loans	89.23%	80.21%	53.56%	81.47%	55.30%
Accruing past due loans	$1,810	$2,498	$899	$2,254	$1,350
Nonaccrual loans	6,518	7,514	12,199	9,944	11,100
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	6,518	7,514	12,199	9,944	11,100
OREO and repossessed assets	3,567	3,019	2,787	3,689	3,215
Total non-performing assets	10,085	10,533	14,986	13,633	14,315
Non-performing loans to total loans	2.06%	2.05%	3.11%	2.50%	2.74%
Non-performing assets to total assets	1.84%	1.65%	2.26%	1.86%	1.66%
Net charge-offs to average loans (annualized)	0.62%	0.51%	0.47%	1.84%	2.80%
Net charge-offs	$744	$439	$443	$1,833	$2,563

Note:
Certain prior-period amounts have been reclassified to conform with current presentation.

Prior period share and per share data have been adjusted for the 0.8377:1 conversion ratio in conjunction with the completion of the second step stock offering on November 30, 2010.

Loans acquired through FDIC assisted acquisitions include loans acquired in the acquisition of The Tattnall Bank in December of 2009 and the acquisition of Citizens Bank of Effingham in February 2011.  The acquisition of The Tattnall Bank did not involve a loss-share agreement with the FDIC.  The acquisition of Citizens Bank of Effingham involved a loss-share agreement in which the FDIC will, for a specified number of years, reimburse the Bank for 80% of all losses and related expenses on covered assets.